UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2017

INDOOR HARVEST CORP.
(Exact name of registrant as specified in its charter)

Texas	333-194326	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

713-410-7903

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Contractual Joint Venture Agreement

On March 23, 2017, Indoor Harvest Corp. (“IHI”) entered into a Contractual Joint Venture Agreement (the “Agreement”) by and between Vyripharm Enterprises, LLC (“Vyripharm”) and Alamo CBD, LLC (“Alamo CBD”), collectively the Parties, pursuant to which the parties agreed to participate in an unincorporated joint venture (the “Joint Venture”) for the following business purposes:

•	The parties will work together to enhance the ability of Alamo CBD to apply for and obtain licensure, or a permit, to grow and/or dispense marijuana products for medical and/or consumer use, as the case may be:

i. In Texas, pursuant to the Texas Compassionate Use Act, as may be amended;

ii. In Colorado, pursuant to recent Colorado legislation permitting foreign ownership of entities that grow and/or dispense marijuana products for medical and/or consumer use; and

iii. Pursuant to recent United States Drug Enforcement Administration regulations which expand the opportunities for entities providing research involving marijuana and its chemical constituents, as referenced in 21 U.S.C. 822(a)(1) and 21 U.S.C. 823(a), et. seq.

•	To establish Alamo CBD as a supplier of a variety of medical use cannabis oil to Vyripharm for Vyripharm’s use in conducting research and development to create novel pharmaceutical and radiopharmaceutical compounds designed to image and treat certain debilitating diseases including, but not limited to epilepsy, post-traumatic stress disorder, Alzheimer’s, ALS, and other neurodegenerative diseases; and to establish IHI as the project developer and engineering, procurement and construction group, in which IHI is responsible for costs and efforts related to Alamo CBD's efforts to become licensed under the Texas Compassionate Use Act and to meet its obligations under this Joint Venture agreement.

The initial term of the Joint Venture shall be five (5) years following the Effective Date, and the Agreement may be extended beyond the Initial Term by mutual consent of the Parties.

Costs of Operation of the Joint Venture

Pursuant to the Agreement, IHI has agreed to contribute a total of $5,000,000 on the basis of $1,000,000 per year for each of the first five (5) years of the Initial Term. The first payment of $1,000,000 shall be paid to Vyripharm no later than four (4) days following the Effective Date, and the remaining four (4) annual payments shall be paid by IHI to Vyripharm on each of the following one (1) year anniversaries of the Effective Date. If IHI should fail to timely pay the initial $1,000,000 as set forth above, this Agreement shall terminate and neither Party shall have further obligation to the other. If IHI should fail to pay the second $1,000,000 payment within thirty (30) days following the second anniversary of the Effective Date, then this Agreement shall terminate and Alamo CBD shall forfeit four-fifths (4/5) of its revenue share as set forth in Paragraph 7 from any product that has been developed or is subsequently developed by Vyripharm which uses cannabis oil or processes supplied to Vyripharm by IHI. If IHI should fail to pay the third $1,000,000 payment within thirty (30) days following the third anniversary of the Effective Date, then this Agreement shall terminate and IHI shall forfeit three-fifths (3/5) of its revenue share as set forth in Paragraph 7 from any product that has been developed or is subsequently developed by Vyripharm which uses medical cannabis oil or processes supplied to Vyripharm by IHI. If IHI should fail to pay the fourth $1,000,000 payment within thirty (30) days following the fourth anniversary of the Effective Date, then this Agreement shall terminate and IHI shall forfeit four-fifths (2/5) of its revenue share as set forth in Paragraph 7 from any product that has been developed or is subsequently developed by Vyripharm which uses medical cannabis oil or processes supplied to Vyripharm by IHI. If IHI should fail to pay the fifth $1,000,000 payment within thirty (30) days following the fifth anniversary of the Effective Date, then this Agreement shall terminate and IHI shall forfeit one-fifth (1/5) of its revenue share as set forth in Paragraph 7 from any product that has been developed or is subsequently developed by Vyripharm which uses medical cannabis oil or processes supplied to Vyripharm by IHI. With the exception of cost sharing for the filing of, prosecuting and maintaining any joint patent applications pursuant to Paragraph 6 of this Agreement, and unless the Parties mutually agree, IHI shall have no further financial obligations under this Agreement during the Initial Term. The Parties shall otherwise bear their own costs in carrying out their respective responsibilities under this Agreement.

2

Note1: Due to the Fees and schedule that Vyripharm must attained with the institutions in the TMC the only pay out structure that we can approve is the following: The first $1,000,000 shall be paid as follow: Option 1) Upfront all the $1,000,000.00 for the year if excess funds are raised (Over the $10,250,000), Option 2) 5% of funds up to $10,250,000, which are raised from presentations to investors in which Vyripharm participates; Option 3) if less than $10,250,000 is raised in 2017, then IHI will/should make a $250,000 down payment to Vyripharm, and pay another $250,000 at the end of the 2nd quarter of 2017. If IHI does not have the funds to pay another $250,000 in the 3rd quarter of 2017, then that payment can be pushed back to the 4th quarter with the final payment of $500,000 owed to Vyripharm in or at the end of the 4th quarter of 2017.

Intellectual Property

Pursuant to the Agreement, Vyripharm has agreed that any patent application that is originated by Vyripharm that specifically uses Alamo CBD’s cannabis oil, or IHI's aeroponic process, as licensed to Alamo CBD, as part of the invention shall list Alamo CBD and IHI as additional inventors. The parties have further agreed that the cost to prepare and file, prosecute and maintain any such patent application, shall be shared between Vyripharm and Alamo CBD 85%/15% unless the combination between Alamo CBD and IHI is not consummated, at which time Vyripharm, Alamo CBD and IHI will shares costs 85%/7.5%/7.5% respectively. Should any party fail to pay its obligation for costs of any patent application when due and is not able to work out an arrangement with Vyripharm concerning such failure to pay the invoice, such party shall forfeit its ownership interest in such patent or pending patent application and forthwith execute an assignment of its interest in such patent or patent application to Vyripharm.

Responsibility for Management, Costs and Revenues of the Joint Venture

The Parties have agreed that Vyripharm shall hire an independent contractor, an account management firm, to manage The Joint Venture Project, and that the costs of such firm will shares on an 85%/15% basis.

All revenue from the licensure or the sale of any product developed by Vyripharm which utilizes medical cannabis oil and processes supplied by Alamo CBD and IHI under the Agreement shall be shared between Vyripharm and Alamo CBD 85%/15%, respectively, unless the proposed combination between Alamo CBD and IHI is not consummated, in which case all such revenue shall be shared between the parties on and 85%/7.5%/7.5% basis. Any revenues received by Vyripharm under the Agreement shall be distruibuted to Alamo CBD and IHI on a calendar quarter basis, with each distribution being made by Vyripharm to Alamo CBD and IHI within fifteen (15) days following the last day of each calendar quarter.

Vyripharm shall appoint two (2) members to the “Management Committee” and Alamo shall appoint one (1) member to the Management Committee. For Vyripharm, Jerry Bryant shall be the Chairman of the Management Committee unless Mr. Bryant should elect to appoint the second Vyripharm member as the Chairman. The Management Committee shall meet in person two (2) times each year and telephonically two (2) times each year. Meetings shall take place quarterly and in-person meeting shall occur every other meeting. If Alamo CBD wishes to add items to the meeting agenda, then Alamo CBD shall submit such changes to Vyripharm within one (1) week of receiving Vyripharm’s proposed agenda. The purpose of each meeting shall be to summarize activities during the previous quarter regarding the Joint Venture and address projected work for the next quarter. The Parties shall endeavor, in good faith, to reach consensus regarding work planned for the following quarter in deference to achieving the goals of the Joint Venture. If agreement cannot be reached, then the decision of the Chairman shall be conclusive regarding the matter requiring decision.

Exclusivity

During the term of the Joint Venture, the Parties have agreed to work exclusively with one another with respect to any purpose related, directly or in directly, to the purpose of the Joint Venture.

8% Fixed Convertible Promissory Note

On March 24, 2017 (the “Effective Date”), Indoor Harvest Corp (the “Company”) issued and sold an 8% Fixed Convertible Promissory Note (the “Note”) to Tangiers Global, LLC, a Wyoming limited liability Company (the “Buyer”), in the aggregate principal amount of up to $550,000, with an initial consideration of $275,000 in aggregate principal amount including $250,000 actual payment of purchase price (the “Purchase Price”) plus a 10% original issue discount (the “Principal Amount”)

3

Convertible Note

On the Closing Date, the Company issued a Note in the aggregate $550,000 in face value, which will, by the principal terms:

•

Bears guaranteed interest at 8% (the “Interest”) on the unpaid principal amount. Any Principal Amount or Interest which is not paid when due shall bear interest at the rate of 18% per annum or the highest rate permitted by law per annum from the due date until the same is paid (the “Default Interest”);

•

Mature on November 28, 2017 and may be prepaid in whole or in part except otherwise explicitly set forth in the Note. If the Company exercises its right to prepay or repay the Note, the Company shall make payment to the Buyer of an amount in cash equal to the sum of 115% under 90 days, 120% within 91-135 days, 125% within 136-180 days from the effective date, multiplied by the Principal Amount plus accrued and unpaid interest on the Principal Amount to the optional prepayment date plus default interest, if any.

•

Convert into shares of Common Stock at a price equal to $0.30; provided, however that if the Note is not retired on or before the Maturity Date, the Maturity Default Conversion Price shall be equal to the lower of: (i) the Fixed Conversion Price or (ii) 65% multiplied by the lowest trading price of the Company’s Common Stock in the fifteen (15) consecutive Trading Day period immediately preceding the Trading Day that the Company receives a Notice of Conversion (as defined in the Note).

Events of Default

Subject to applicable cure periods and delivery of written notice to the Company if applicable, the Notes shall become immediately due and payable upon occurrence of an Event of Default (as defined in the Note) and the conversion price shall be adjusted as set forth in the Notes if applicable.

Use of Proceeds

The Company agreed to use the proceeds under the Note as payment to Vyripharm pursuant to a Joint Venture and to provide bridge capital towards a larger capital raise pending a combination with Alamo CBD, LLC and the awarding of a provisional license under the Texas Compassionate Use Program and not for the repayment of any indebtedness owed to officers, directors or employees of the Company or their affiliates or in violation or contravention of any applicable law, rule or regulation.

The foregoing description of the Note is only a summary of the material terms and does not purport to be complete and is qualified in its entirety by reference to such document. A copy of the Note is filed as Exhibit 10.2 to this current report on Form 8-K.

Important Notice regarding the Notes

The Notes have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company. The representations, warranties and covenants contained in the Notes were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Notes; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Notes instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Notes, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03 Creation of a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

4

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Joint Venture Agreement between Indoor Harvest, Alamo CBD and Vyripharm

10.2	Tangiers 8% Fixed Convertible Promissory Note

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDOOR HARVEST CORP.

Date: March 28, 2016	By:	/s/ Chad Sykes
Chad Sykes
Chief Innovation Officer and Director

6